CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-2 of the Cornerstone Strategic Value Fund, Inc. and to the use of our report dated February 24, 2012 on the financial statement of the Cornerstone Strategic Value Fund, Inc.

TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
October 16, 2012